EX-99.906
CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
I, Bryan Calder, Executive Vice President of US Bank, the Owner Trustee of College and University Facility Loan Trust Two (the “Registrant”), hereby certifies that:
1.	the Registrant’s report on Form N-CSR (the “Report”) for the period ended May 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 9, 2010

By:	/s/ Bryan Calder
Executive Vice President

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.